UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2014

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 7, 2014, Parker Drilling Company, a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wells Fargo Securities, LLC; Barclays Capital Inc.; Deutsche Bank Securities Inc. and Goldman, Sachs & Co, as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell $360 million in aggregate principal amount of the Company’s 6.750% Senior Notes due 2022 (the “Notes”) to the Initial Purchasers (the “Offering”). The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act.

The Company intends to use the net proceeds from the Offering to fund a portion of its tender offer (the “Tender Offer”) for any and all of its outstanding 9.125% Senior Notes due 2018 (the “9.125% Notes”) and the related consent solicitation and to pay related premiums, fees and expenses. To the extent that the total amount paid in the Tender Offer is less than the net proceeds from the Offering, or the Tender Offer is not consummated, the Company intends to use the remaining proceeds to redeem any or all of the 9.125% notes that remain outstanding in accordance with their terms, beginning April 1, 2014.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company also agreed not to issue certain debt securities for a period of 45 days after January 7, 2014 without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The foregoing description is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 1.1.

Item 7.01 Regulation FD Disclosure

On January 7, 2014, the Company issued press releases relating to the Offering and the Tender Offer. Copies of such press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

The information contained in this report and any exhibit hereto is neither an offer to sell nor the solicitation of an offer to buy any of the Notes. The Notes that the Company intends to offer will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated January 7, 2014, among Parker Drilling Company, the Guarantors and the representatives of the Initial Purchasers.

99.1	Press Release announcing launch of notes offering issued by Parker Drilling Company, dated January 7, 2014.

99.2	Press Release announcing launch of tender offer issued by Parker Drilling Company, dated January 7, 2014.

99.3	Press Release announcing pricing of notes offering issued by Parker Drilling Company, dated January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: January 10, 2014	By:	/s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated January 7, 2014, among Parker Drilling Company, the Guarantors and the representatives of the Initial Purchasers.

99.1	Press Release announcing launch of notes offering issued by Parker Drilling Company, dated January 7, 2014.

99.2	Press Release announcing launch of tender offer issued by Parker Drilling Company, dated January 7, 2014.

99.3	Press Release announcing pricing of notes offering issued by Parker Drilling Company, dated January 7, 2014.

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